EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


   The Registrant has one wholly-owned subsidiary corporation, the Bank, and the
Bank  has  eight  wholly-owned  subsidiary  corporations.   Each  is  a  Florida
corporation.

1. Appraisal Analysts, Inc.

2. H. F. Development Company, Inc.

3. Indigo Tree, Inc. (inactive)

4. The Palm Bay Inn Corporation (inactive)

5. Highland Communities, Inc. (inactive)

6. CFD, Inc. (inactive)

7. Harbor Insurance Agency, Inc.

8. Harbor Florida Financial Services, Inc.